EXHIBIT 10.5
                                                                  EXECUTION COPY


                              EMPLOYMENT AGREEMENT
                              --------------------





     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 3rd day of June 2004 ("Effective Date"), by and among Cyber-Test, Inc., a newly formed Delaware corporation ("Cyber-Test"), Encompass Group, Inc., a Delaware corporation ("Encompass"), Advanced Communication Technologies, Inc., a Florida Corporation ("ACT"), and Lisa Welton, an individual whose address is 540 Wekiva Landing Drive, Apopka, Florida 32712 ("Executive"). Cyber-Test, Encompass and ACT shall be referred to collectively herein as the "Company."

                                   WITNESSETH

     WHEREAS, Executive presently serves as President of Cyber-Test, Inc., a Florida corporation ("Cyber-Test Florida");

     WHEREAS, Cyber-Test, a newly formed subsidiary of Encompass, has entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Cyber-Test Florida, pursuant to which Cyber-Test will buy substantially all of the assets of Cyber-Test Florida (the "Acquisition"); and

     WHEREAS, it is a condition of the Acquisition that Executive accept employment with the Company as of the consummation of the Acquisition.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   EMPLOYMENT.
          ----------

          1.1 Encompass. Encompass hereby employs Executive, and Executive accepts employment with Encompass, as Executive Vice President, or such other executive position with similar responsibilities and duties of an executive vice president of a company.

          1.2 Cyber-Test. Cyber-Test hereby employs Executive, and Executive hereby accepts employment with Cyber-Test, as President and Chief Executive Officer, or such other senior executive position as may be determined by the Board of Directors of ACT (the "Board") from time to time during the Employment Period (as defined below). For purposes of this Agreement, "senior executive position" shall mean a position of Vice President or a more senior position. In addition to her duties set forth in this Paragraph 1 and Paragraph 3 below, Executive shall at the request of the Encompass CEO (as defined below) or the Board consider serving as an officer or director of ACT, or any subsidiary of ACT, without additional compensation and subject to any policy of the Compensation Committee of the Board (the "Compensation Committee") with regard to directors' fees.

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     2.   TERM.
          ----

          2.1 Initial Term; Renewal. The initial term of this Agreement shall commence on the Effective Date and expire on the third anniversary thereof (the "Employment Period"), unless earlier terminated in accordance with its terms. Unless earlier terminated in accordance herewith, this Agreement shall be deemed to have been extended for additional terms of successive one year periods commencing on the day of the expiration of the then current Employment Period.

          2.2 Earn-Out Shares. Executive hereby acknowledges that a portion of the purchase price paid by Cyber-Test to Cyber-Test consists of 50,000,000 shares of ACT's common stock to be earned by Cyber-Test pro-rata each year during the Employment Period in accordance with the terms and conditions of the Asset Purchase Agreement (the "Earn-Out Shares"). Executive hereby further acknowledges that in the event Executive's employment with the Company is terminated, for any reason, other than (i) by the Company without "cause" (as defined in Section 6.1 hereof) or (ii) due to Executive's death or disability in accordance with Section 7 hereof, prior to the expiration of the Employment Period, the Earn-Out Shares shall be forfeited by Cyber-Test in their entirety, and the Company shall have no further obligations to Cyber-Test with respect to the Earn-Out Shares; provided, however, that in the event Executive's employment with the Company is terminated (i) by the Company without "cause" or (ii) due to Executive's death or disability prior to the expiration of the Employment Period, Cyber-Test shall be permitted to retain only those Earn-Out Shares previously earned by Cyber-Test and placed in escrow up to and including the fiscal year of the Company immediately preceding the year of termination of Executive's employment with the Company. In no event shall Cyber-Test have the right to receive any Earn-Out Shares for the fiscal year during, or any fiscal year after, which Executive's employment with the Company is terminated due to Executive's death or disability prior to the expiration of the Employment Period.

     3.   EMPLOYMENT AND DUTIES.
          ---------------------

          3.1  Duties and Responsibilities.
               ---------------------------

               (a) Executive's area of responsibility during the Employment Period shall be that of Executive Vice President of Encompass and President and Chief Executive Officer of Cyber-Test. Executive shall directly report to the Chief Executive Officer of Encompass (the "Encompass CEO"), or such other senior executive officer of Encompass or ACT, as determined from time to time by the Company. The services to be rendered by Executive pursuant to this Agreement shall consist of such services as defined and directed by the Board or the Encompass CEO.

               (b) During the Employment Period, Executive shall serve Cyber-Test and Encompass faithfully and to the best of her ability; shall devote her entire working time, attention, energy and skill to her employment and the benefit and business of these entities; and shall use her best efforts, skills and ability to promote their interests and to perform such duties as from time to time may be reasonably assigned to her and are consistent with her titles and positions with these entities.

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               (c)  During  the  Employment  Period,  in  addition  to any other duties or responsibilities Encompass or Cyber-Test may give to Executive, Executive shall be required to sign, and shall sign, all certifications and such other documents or instruments requested by the Board, the Chief Executive Officer of ACT, or the Encompass CEO in connection with ACT's obligations under or to (i) the Securities and Exchange Commission, (ii) any exchange or association on which the Company's shares of capital stock are listed, (iii) any
federal,  state  or  local  authority,   and/or  (iv)  any  other  governmental,
quasi-governmental or non-governmental entity or organization (foreign or domestic) that regulates or has authority over ACT. In addition, in the event Executive, in her current position or in any position Executive accepts in the future, becomes obligated to sign certifications and such other documents or instruments as may be required by the rules and regulations promulgated by any of (i) through (iv) above, Executive shall sign all such certifications and other documents or instruments as required thereby.

          3.2 Observance of Rules and Regulations. Executive agrees to observe and comply with all applicable laws and regulations, as well as the rules and regulations of Encompass and Cyber-Test with respect to the performance of her duties.

     4.   COMPENSATION; BENEFITS AND EXPENSES.
          -----------------------------------

          4.1 Base Salary. As compensation for the services to be rendered hereunder, during the Employment Period, Cyber-Test shall pay to Executive an annual base salary (the "Base Salary") of $120,000.00. The Base Salary shall be payable in accordance with usual payroll practices of Cyber-Test. Executive's Base Salary shall be reviewed annually by the Compensation Committee during the Employment Period and may be increased, but not decreased, from time to time by the Compensation Committee in its sole discretion.

          4.2  Bonus.
               -----

               (a) Immediately following each fiscal year, the Company shall set aside for the payment of Encompass executive bonuses, an amount equal to five percent (5%) of net income of Encompass during such fiscal year (the
"Encompass Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, the Company shall pay to Executive an annual performance bonus, in cash and/or restricted stock of ACT, equal to a portion of the Encompass Bonus Pool, as determined by the Compensation Committee, in its sole discretion, taking into account Executive's contribution to Encompass' overall performance during such fiscal year (the "Encompass Performance Bonus").

For purposes hereof, "net income" shall mean, with respect to Encompass, for any fiscal year, the net income (loss) of Encompass for such fiscal year, determined on a consolidated basis in accordance with generally accepted accounting principals, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which Encompass has a joint interest with a third party, except to the extent such net income is actually paid to Encompass by dividend or other distribution during such fiscal year, (b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of Encompass or is merged into or becomes consolidated with Encompass or its assets are purchased by Encompass, and (c) the net income (if positive) of any subsidiary of Encompass to the extent that

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the  declaration  or payment of dividends or similar  distributions  of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

               (b) Immediately following each fiscal year, the Company shall set aside for the payment of Cyber-Test executive bonuses, an amount equal to ten percent (10%) of net income of Cyber-Test during such fiscal year (the "Cyber-Test Bonus Pool"). For each fiscal year or portion thereof after the Effective Date and during the Employment Period, the Company shall pay to Executive an annual performance bonus, in cash and/or restricted stock of ACT, equal to a portion of the Cyber-Test Bonus Pool, as determined by the Compensation Committee, in its sole discretion (the "Cyber-Test Performance Bonus" and together with the Encompass Performance Bonus, the "Performance Bonuses").

For purposes hereof, "net income" shall mean, with respect to Cyber-Test, for any fiscal year, the net income (loss) of Cyber-Test for such fiscal year, determined in accordance with generally accepted accounting principals, consistently applied; provided, however, that there shall be excluded from net income (a) the net income (loss) of any person in which Cyber-Test has a joint interest with a third party, except to the extent such net income is actually paid to Cyber-Test by dividend or other distribution during such fiscal year,
(b) the net income (or loss) of any person accrued prior to the date it becomes a subsidiary of Cyber-Test or is merged into or becomes consolidated with Cyber-Test or its assets are purchased by Cyber-Test, and (c) the net income (if positive) of any subsidiary of Cyber-Test to the extent that the declaration or payment of dividends or similar distributions of such net income by such subsidiary (i) is not at that time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order statute, rule or governmental regulation or (ii) would be subject to any taxes payable on such dividends or distributions.

               (c) In addition to the Performance Bonuses, the Company may grant restricted shares of common stock of ACT to Executive, with a vesting schedule and other terms established by the Compensation Committee, in its sole discretion (the "Incentive Bonus").

               (d) Executive acknowledges that the amount of the Performance Bonuses and the amount of the Incentive Bonus shall at all times be determined by the Compensation Committee, in its sole discretion. The Company shall pay each of the Performance Bonuses and the Incentive Bonus to Executive within thirty (30) days after the Company's audited results for the applicable fiscal year are delivered to the Company, but in no event later than September 30 of the immediately following fiscal year.

          4.3 Other Benefits. Executive shall also be eligible to participate in any life and health insurance programs that the Company makes available to all of its executives of similar seniority. Executive shall also be eligible to receive discretionary performance based bonuses as approved and authorized by the Compensation Committee, including any incentive stock programs approved by ACT's shareholders.

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          4.4  Business  Expenses.  Executive will be reimbursed,  in accordance with the Company's expense reimbursement policy, for business expenses that have been pre-approved by the Board or the Encompass CEO upon presentation of vouchers or other documents reasonably necessary to verify the expenditures and
sufficient,   in  form  and  substance,  to  satisfy  Internal  Revenue  Service requirements for such expenses.

          4.5 Vacation. Executive shall be entitled to take up to four (4) weeks of vacation per calendar year, which shall be taken in accordance with the Company's vacation policy in effect from time to time for executives of comparable seniority.

     5.   NO COMPETITIVE ACTIVITIES; CONFIDENTIALITY; INVENTION

          5.1 General Restriction. During the Employment Period and for a period of two (2) years thereafter (the "Restricted Period"), Executive covenants and agrees that, except on behalf of the Company, she will not, directly or indirectly:

               (a) Competing Business. Own, manage, operate, control, participate in the ownership, management, operation or control of, be employed by, or provide services as a consultant to, any individual or business that is involved in business activities that are the same as, similar to or in competition with, directly or indirectly, any business activities conducted, or actively being planned, by the Company during the Restricted Period and anywhere in the United States and Canada (it being acknowledged that the Company's business is national in scope). The ownership of less than one percent (1%) of the outstanding stock of any public corporation shall not be deemed a violation of this provision.

               (b) Soliciting Customers. Attempt in any manner to contact or solicit any individual, firm, corporation or other entity (i) that is or has been, a customer of the Company at any time during the Restricted Period, (ii) to which a proposal has been made by the Company during the Restricted Period or
(iii) appearing on the Company's new business target list on the date of Executive's termination (as such list has been prepared and maintained in accordance with the Company's past practice), for the purpose of providing services or products similar to the services and products provided by the Company, or engaging in any activity which could be, directly or indirectly, competitive with the business of the Company.

               (c) Interfering with Other Relations. Persuade or attempt to persuade any supplier, vendor, licensor or other entity or individual doing business with the Company to discontinue or reduce its business with the Company or otherwise interfere in any way with the business relationships and activities of the Company.

               (d) Employees. Attempt in any manner to solicit any individual, who is at the time of such attempted solicitation, or was at any time during the one (1) year period preceding the termination of Executive's employment, an employee or consultant of the Company, to terminate his or her employment or relationship with the Company, or engage such individual, as an employee or consultant. Cooperate with any other person in persuading, enticing or aiding, or attempting to persuade, entice or aid, any employee of or consultant to the Company to terminate his or her employment or business relationship with the

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Company, or to become employed as an employee or retained as a consultant by any person other than the Company.

          5.2 Confidentiality Agreement. Executive shall not, either during the Employment Period or at any time thereafter, use or disclose to any third person any Confidential Information (as defined below) of the Company, other than at the direction of the Company, or pursuant to a court order or subpoena, provided that Executive will give notice of such court order or subpoena to the Company prior to such disclosure. Upon the termination of Executive's employment with the Company for any reason, Executive shall return any notes, records, charts, formulae or other materials (whether in hard copy or computer readable form) containing Confidential Information, and will not make or retain any copies of such materials. Without limiting the generality of the foregoing, the parties acknowledge that the Company from time to time may be subject to agreements with its customers, suppliers or licensors to maintain the confidence of such other persons' confidential information. The terms of such agreements may require that the Company's employees, including Executive, be bound by such agreements, and Executive shall be deemed so bound upon notice to her of the terms of such agreements. The term "Confidential Information" as used herein shall mean any confidential or proprietary information of the Company whether of a technical, engineering, operational, financial or economic nature, including, without limitation, all prices, discounts, terms and conditions of sale, trade secrets, know-how, customers, inventions, business affairs or practices, systems, products, product specifications, designs, plans, manufacturing and other processes, data, ideas, details and other information of the Company. Confidential Information shall not include information which can be proven by Executive to have been developed by her own work as of the Effective Date completely independent of its disclosure by the Company or which is in the public domain, provided such information did not become available to the general public as a result of Executive's breach of this Paragraph 5.2.

          5.3 Disclosure of Innovations. Executive shall make prompt and full written disclosure to the Company and solely the Company of all writings, inventions, processes, methods, plans, developments, improvements, procedures, techniques and other innovations of any kind that Executive may make, develop or reduce to practice, alone or jointly with others, at any time during the Employment Period and for a period of one (1) year thereafter, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, and whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, "Innovations"). Examples of Innovations shall include, but are not limited to, discoveries, research, formulas, tools, know-how, marketing plans, new product plans, production processes, advertising, packaging and marketing techniques and improvements to computer hardware or software. The written disclosures provided for herein shall be made to the Encompass CEO or the Board.

          5.4 Assignment of Ownership of Innovations. All Innovations shall be the sole and exclusive property of the Company. Executive hereby assigns all rights, title or interest in and to the Innovations to the Company. At the Company's request and expense, during the Employment Period and at any time thereafter, Executive will assist and cooperate with the Company in all respects and will execute documents and give testimony to obtain, maintain, perfect and enforce for the Company any and all patent, copyright, trademark, trade secret and other legal protections for the Innovations.

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          5.5  Remedies.  Executive acknowledges that the restrictions contained in the foregoing paragraphs 5.1 through 5.4, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that the legal remedies for a breach of any of the provisions of this section 5 will be inadequate and that such provisions may be enforced by restraining order, injunction, specific performance or other equitable relief. Such equitable remedies shall be cumulative and in addition to any other remedies which the injured party or parties may have under applicable law, equity, this Agreement or otherwise.
Executive shall not, in any action or proceeding to enforce any of the provisions of this Paragraph 5, assert the claim or defense that an adequate remedy at law exists. The prevailing party shall be entitled to recover its legal fees and expenses in any action or proceeding for breach of this section 5.

          5.6 Company Property. All Confidential Information; all Innovations; and all correspondence, files, documents, advertising, sales, manufacturers' and other materials or articles or other information of any kind, in any media, form or format furnished to Executive by the Company, which may not deemed confidential, shall be and remain the sole property of the Company ("Company Property"). Upon termination or at the Company's request, whichever is earlier, Executive shall immediately deliver to the Company all such Company Property.

          5.7 Public Policy/Severability. The parties do not wish to impose any undue or unnecessary hardship upon Executive following her departure from the Company's employment. The parties have attempted to limit the provisions of this section 5 to achieve such a result, and the parties expressly intend that all provisions of this section 5 be construed to achieve such result. If, contrary to the effort and intent of the parties, any covenant or other obligation contained in this section 5 shall be found not to be reasonably necessary for the protection of the Company, to be unreasonable as to duration, scope or nature of restrictions, or to impose an undue hardship on Executive, then it is the desire of the parties that such covenant or obligation not be rendered invalid thereby, but rather that the duration, scope or nature of the restrictions be deemed reduced or modified, with retroactive effect, to render such covenant or obligation reasonable, valid and enforceable. The parties further agree that in the event a court, despite the efforts and intent of the parties, declares any portion of the covenants or obligations in this section 5 invalid, the remaining provisions of this section 5 shall nonetheless remain valid and enforceable.

     6.   TERMINATION.
          -----------

          6.1 Termination For Cause. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated immediately for "cause," at which time the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (included, but not limited to, unvested stock) shall immediately cease, other than payment to Executive of Base Salary accrued, and reimbursement of expenses incurred in accordance with Paragraph 4.4, prior to the effective date of termination of this Agreement (the "Termination Date"). As used herein and throughout this Agreement, the term "cause" shall mean (i) any act or omission by Executive that constitutes malfeasance or misfeasance in the course of Executive's duties hereunder, or in the objectively reasonable judgment of the Board or the Encompass CEO, Executive has been grossly negligent (including habitual neglect of duties), incompetent

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or insubordinate in carrying out her duties hereunder, (ii) a material breach of this Agreement that is not cured within ten (10) days of receipt of notice thereof, (iii) Executive's breach of a fiduciary duty owed to the Company or its affiliates, or (iv) Executive's conviction of, or pleading nolo contendere to, a criminal offense or crime constituting a misdemeanor or felony, or conviction in respect to any act involving fraud, dishonesty or moral turpitude (other than minor traffic infractions or similar minor offenses).

          6.2  Termination without Cause.
               -------------------------

               (a) Without Cause. This Agreement may be terminated by the Company without cause and for any reason or no reason prior to the expiration of the Employment Period upon thirty (30) days' prior written notice from the Company to the Executive.

               (b) Severance. In the event that the Company terminates Executive's employment without cause, the Company shall pay to Executive (i) Base Salary accrued, and expenses incurred in accordance with Paragraph 4.4, prior to the Termination Date, (ii) any unpaid bonus owed to Executive for a prior fiscal year ((i) and (ii) together, the "Accrued Payments"), which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable, and (iii) an additional amount of Base Salary which would have been payable to Executive during the six (6) month period immediately following the Termination Date (the "Severance Payment"), which Severance Payment shall be payable in cash to Executive in equal monthly installments on the first business day of each calendar month during the six (6) month period immediately following the Termination Date. Except as provided in the preceding sentence, the Company shall have no further obligations or liabilities to Executive whether under this Agreement or otherwise and Executive's right to further compensation and benefits hereunder (included, but not limited to, unvested stock) shall immediately cease.

          6.3 Termination of Other Positions. Upon the Termination Date, Executive hereby resigns as Executive Vice President of Encompass, President and Chief Executive Officer of Cyber-Test and any and all other positions as officer or director Executive may then hold with the Company, and as fiduciary of any benefit plan of the Company. Executive shall promptly execute any further documentation as requested by the Company and, if Executive is to receive any payments from the Company, execution of such further documentation shall be a condition thereof.

     7.   DISABILITY OR DEATH.
          -------------------

          7.1 Disability. If, during the Employment Period, Executive becomes disabled or incapacitated as determined under the Company's Long Term Disability Policy ("Permanently Disabled"), the Company shall have the right at any time thereafter (but in no event less than 120 days after the event causing such disability or incapacity), so long as Executive is then still Permanently Disabled, to terminate this Agreement upon thirty (30) days' prior written notice to Executive. In the event the Company does not have a Long Term Disability Policy at the time of the event causing the Executive to become Permanently Disabled, "Permanently Disabled" shall mean Executive's inability to fully perform her duties and responsibilities hereunder to the full extent

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required  by the  Company by reason of  illness,  injury or  incapacity  for 120 consecutive days or for more than six (6) months during any twelve (12) month period. If the Company elects to terminate this Agreement in the event that Executive becomes Permanently Disabled, the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (included, but not limited to, unvested stock), other than payment to Executive of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with Section 4.1, Section 4.2 and Section 4.4, as applicable.

          7.2 Death. If Executive dies during the Employment Period, this Agreement shall automatically terminate as of the date of Executive's death, and the Company shall have no further obligations or liabilities to Executive, whether under this Agreement or otherwise (included, but not limited to, unvested stock), other than payment to Executive's estate of the Accrued Payments, which Accrued Payments shall be paid to Executive in accordance with
Section 4.1, Section 4.2 and Section 4.4, as applicable.

     8. INDEMNIFICATION. Each of the Company and Executive shall indemnify the other for any losses, damages, liabilities, judgments, claims, costs, penalties and expenses incurred by such other party (including, without limitation, costs and reasonable attorneys' fees and costs), resulting from the indemnifying party's failure to perform any of their obligations contained in this Agreement.

     9. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Florida. Any action to enforce any term hereof shall be brought exclusively within the state or federal courts of Florida to which jurisdiction and venue all parties hereby submit themselves.

     10. BINDING EFFECT. Except as otherwise herein expressly provided, this Agreement shall be binding upon, and shall inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

     11. ASSIGNMENT. Any assignee of the Company shall have the right to enforce the restrictive covenants set forth in this Agreement, and the Company shall have the right to assign this Agreement, including the right to enforce such covenants to any successor or assign of the Company.

     12. NOTICES. All notices, designations, consents, offers, acceptances, waivers or any other communication provided for herein, or required hereunder, shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, overnight courier, or delivered by hand or confirmed facsimile transmission to (i) Executive at her last known address on the books of the Company or (ii) the Company at its principal place of business.

     13. ADDITIONAL DOCUMENTS. Each of the parties hereto agrees to execute and deliver, without cost or expense to any other party, any and all such further instruments or documents and to take any and all such further action reasonably requested by such other of the parties hereto as may be necessary or convenient in order to effectuate this Agreement and the intents and purposes thereof.

     14. COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and such counterparts may be delivered by facsimile transmission, which facsimile copies shall be deemed originals.

     15.  ENTIRE  AGREEMENT.   This  Agreement  contains  the  sole  and  entire
agreement and understanding of the parties and supersedes any and all prior agreements, discussions, negotiations, commitments and understandings among the parties hereto with respect to the subject matter hereof, including, without limitation, that certain Letter of Intent, dated May 3, 2004, by and among Executive, the Company and the other parties named therein. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties concerning the subject matter hereto, which are not fully expressed herein or in any supplemental written agreements of even or subsequent date hereof.

     16. SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstances, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     17. MODIFICATION. This Agreement cannot be changed, modified or discharged orally, but only if consented to in writing by both parties.

     18. CONTRACT HEADINGS. All headings of the Paragraphs of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way affect the interpretation of any of the provisions of this Agreement.

     19. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     20. REPRESENTATION OF EXECUTIVE. Executive, with the full knowledge that the Company is relying thereon, represents and warrants that she has not made any commitment inconsistent with the provisions hereof and that she is not under any disability which would prevent her from entering into this Agreement and performing all of her obligations hereunder.

     21. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement participated in the drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party to this Agreement.





                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                       CYBER-TEST, INC., a Delaware corporation


                                       By: /s/ Wayne I. Danson
                                           ------------------------------------
                                           Wayne I. Danson, President


                                       ENCOMPASS GROUP AFFILIATES, INC., a
                                       Delaware corporation


                                       By: /s/ Wayne I. Danson
                                           ------------------------------------
                                           Wayne I. Danson, President



                                       ADVANCED COMMUNICATIONS
                                       TECHNOLOGIES, INC., a Florida corporation


                                       By: /s/ Wayne I. Danson
                                           -------------------------------------
                                           Wayne I. Danson, President and Chief
                                           Executive Officer



                                       EXECUTIVE:


                                       /s/ Lisa Welton
                                       -----------------------------------------
                                       LISA WELTON